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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of interlinkONE, Inc.,
Wilmington, Massachusetts, United States.

Opinion on the Filing of Reviewed Financial Statements

We have reviewed the financial statements of **interlinkONE, Inc.** (the "Company") as of September 30, 2021, and December 31, 2020, the related statements of position, statement of operations, stockholders' equity, and cash flows for the periods then ended and the related notes, collectively referred to as the "financial statements."

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company *as of* September 30, 2021 and December 31, 2020, and the results of its operations and its cash flows for the periods then ended, are in conformity with accounting principles generally accepted in the United States of America.

We hereby give our consent for the statements to be filed with the Amended Form S-1 Registration Form.

/s/ S.K. Bansal

Surinder K. Bansal
(Partner)
M. No. 014301

We have served as the Company's auditor since 2022.

Bansal & Co. LLP,
Date: March 9, 2022
Place: New Delhi

BANSAL & CO LLP * New Delhi * Chartered Accountants